INDEPENDENT CONTRACTOR AGREEMENT
                        --------------------------------

HiEnergy Technologies, Inc. ("HiEnergy"), a Delaware Corporation and Radiation Safety Academy ("RSA"), a Maryland Corporation, hereby enter into this independent contractor agreement related to manual and training program development and services to be provided on the basis of Work Made For Hire as of the last date following the signatures below (the "Agreement").

1.    DEFINITIONS.

"Agreement" means this Independent Contractor Agreement and any relevant Statements of Work ("SOW"), Work Authorizations ("WA"), and other attachments or appendices specifically referenced in, and incorporated as part of, this Agreement.

"Deliverables" means items that RSA prepares for or provides to HiEnergy as described in a SOW. Deliverables include Developed Work, Licensed Work, Preexisting Materials, and Tools.

"Developed Work" means all work product (including Externals), developed in the performance of this Agreement as described in a SOW. Developed Work does not include Licensed Work, Preexisting Materials, Tools, or items specifically excluded in a SOW.

"Enhancements" means changes or additions, other than Error Corrections, to the Developed Work or Licensed Work.

"Error Corrections" means revisions that correct errors and deficiencies (collectively referred to as "errors") in the Developed Work or Licensed Work.

"Externals" means any pictorial, graphic, audiovisual works, reports or data generated by execution of software code and any programming interfaces, languages or protocols.

"Licensed Work" is any material described in or that conforms to the Description of Licensed Work in the relevant SOW, associated documentation, Externals, Error Corrections, and Enhancements.

"Party" or "Parties" means either of HiEnergy or RSA and used singularly or collectively hereinafter.

"Preexisting Materials" means items contained within a Deliverable, in which the copyrights are owned by a third party or that RSA prepared or had prepared outside the scope of this Agreement. Preexisting Materials exclude Tools, but may include material that is created by the use of Tools.

"Prices" means the agreed upon payments and currency for Deliverables and Services, including all applicable fees, royalty payments and taxes, as specified in the relevant SOW.


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"Products" means an offering by HiEnergy to its customers or other users, whether or not branded by HiEnergy or its Affiliates, that includes the Developed Work, Licensed Work or a derivative work of a Licensed Work.

"Propietary and/or Confidential Information" means any information identified as being Propietary and/or Confidential Information by either party, either orally or in writing, at the time it is disclosed, or designated as confidential in writing (either electronically or by other means) within 30 days of the disclosure, provided that the information (a) was not publicly known or generally in the public domain prior to the disclosure, (b) does not become generally known or part of the public domain through any improper action or disclosure by the receiving party, or (c) can be shown to have been in the rightful possession of the receiving party prior to having been identified as Propietary and/or Confidential Information by the disclosing party.

"Services" means work that RSA performs for HiEnergy as described in a SOW.

"Statement of Work" or "SOW" means any document that:

      1.    identifies itself as a statement of work;

      2.    is signed by both parties;

      3. incorporates by reference the terms and conditions of this Base Agreement; and

      4. describes the Deliverables and Services, including any requirements, specifications or schedules.

"Tools" means software that is not commercially available, and its Externals, required for the development, maintenance or implementation of a Deliverable.

"Work Authorization" or "WA" means HiEnergy's authorization in either electronic or tangible form for RSA to conduct transactions under this Agreement in accordance with the applicable SOW (i.e., a purchase order, bill of lading, or other HiEnergy designated document). A SOW is a WA only if designated as such in writing by HiEnergy.

2.    WORK MADE FOR HIRE / RIGHTS TO WORK.

      a) RSA understands and agrees that it is to perform and/or provide Services and Deliverables as detailed in the SOW(s) as Work Made for Hire.

      b) RSA understands and agrees that the (i) Developed Work and any work product shall be the sole and exclusive property of HiEnergy (ii) RSA shall have no other rights whatsoever in or to the Developed Work, and any work product, including Error Corrections and Enhancements to Developed Work, delivered under the Agreement; and
            (iii) RSA shall not distribute, sell, or incorporate the Developed Work, and any derivative modifications or extensions of them.


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      c)    RSA agrees not to attach to the Developed Work any statements appearing thereon regarding copyright or proprietary rights of RSA. RSA shall not copy (in any form), distribute, sell, lease, assign, encumber, license or sub-license the Developed Work, and any work product to anyone other than HiEnergy. RSA hereby acknowledges and agrees that the Developed Work is to be incorporated into Products and sold and/or distributed to other users for commercial purposes by HiEnergy.

3.    TITLE AND COPYRIGHT ASSIGNMENT

      a) The Developed Work, and any work product, including Error Corrections and Enhancements to Developed Work, delivered under the Agreement, and the results of the Services to be rendered by RSA hereunder, are Work Made for Hire. RSA acknowledges and agrees that the Developed Work (and all rights therein, including, without limitation, copyright) belongs to and shall be the sole and exclusive property of HiEnergy, subject to HiEnergy meeting its obligations herewith.

      b) If for any reason the Developed Work would not be considered a work made for hire under applicable law, RSA does hereby sell, assign, and transfer to HiEnergy, its successors and assigns, the entire right, title and interest in and to the copyright in the Developed Work and any registrations and copyright applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the Developed Work, and the entire right to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the copyrights, and in and to all rights corresponding to the foregoing.

      c) If the Developed Work is one to which the provisions of 17 U.S.C. 106A apply, the RSA hereby waives and appoints HiEnergy to assert on RSA's behalf the author's moral rights or any equivalent rights regarding the form or extent of any alteration to the Developed Work (including, without limitation, removal or destruction) or the making of any derivative works based on the Developed Work, including, without limitation, any reproductions of the Developed Work in any medium.

      d) RSA agrees to execute all papers and to perform such other proper acts as HiEnergy may deem necessary to secure for HiEnergy or its designee the rights herein assigned.

4.    INDEPENDENT CONTRACTOR.

      a) Nothing in this Agreement shall be construed to make the Parties partners, joint venturers, representatives, or agents of each other, nor shall either Party so hold itself out.

      b) RSA shall be an independent contractor with respect to HiEnergy. HiEnergy shall not be responsible for withholding taxes with respect to RSA's compensation hereunder. RSA shall have no claim against HiEnergy for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.


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5.    PAYMENT AND CONSIDERATION TERMS.

      a)    Prices for Deliverables and Services are presented in the SOW.

      b) Deliverables and Services HiEnergy may be paid or prepaid in the form of restricted stock, which is to be filed under a Registration Statement on Form S-8, with value equivalent to six (6) months of the above stated retainer, the pro-rata portion of time not served would be cancellable, or refundable to the Company, if RSA voluntary resigns and/or cancels the engagement, or RSA fails to perform the Services under the Engagement. In the event that the value of the stock falls between the date of receipt and the date you are able to liquidate such shares lawfully in the public market, the Company agrees to issue to you for no further consideration such additional number of shares as is equal to the dollar balance of compensation earned for which payment has not then been received directly or through the sale of stock. RSA is not obligated to sell the shares and, in the event the value of shares appreciates above the value equivalent to three (3) months of the above stated retainer, RSA shall not be obligated to pay any surplus to HiEnergy.

      c) All invoices with claims for reimbursable expenses shall include sufficient detail and documentation to allow for verification of proper allocation of charges.

      d) Both Parties may modify at any time the amounts to be paid by HiEnergy to RSA, so long as any and all such modifications shall be in writing and executed in acceptance by the Parties in order to be effective.

6.    NON-EXCLUSIVITY.

This Agreement is a non-exclusive agreement, and both parties remain free to enter into similar agreements with third parties. In the event that RSA enters into an agreement with a third party in which RSA performs work to an entity involved in explosive bomb detection, RSA shall give notice to HiEnergy of that agreement at or before the time RSA enters into such agreement. Nothing in this
Section 6 limits or supercedes any other provision herein.

7.    CONFIDENTIALITY

      a) Both HiEnergy and RSA agree that during the term of this Agreement, each Party, may disclose to the other certain Propietary and/or Confidential Information. Either Party may designate any information it provides to the other as Propietary and/or Confidential Information, and the receiving party shall not disclose that information to third parties without the express permission of the disclosing party. Information designated as Propietary and/or Confidential Information shall remain confidential until the disclosing party designates it as non-confidential or until the information becomes public through no fault of the receiving party or illegal action.


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      b)    With regard to Propietary and/or Confidential Information disclosed by either Party, the receiving Party agrees to take all steps necessary to:

              i. to protect such information to the extent normally used in safeguarding its own proprietary information but in no event less than a standard of reasonable care; and

              ii. to protect and prevent disclosure to and/or use by third parties of any proprietary information of the other party; and

              iii.to hold all said proprietary information in confidence and not to, directly or indirectly, copy, publish, summarize or disclose to any person or entity such information without the other party's prior written consent; and

              iv. to notify the Disclosing Party in writing within two (2)
                  working days of discovery of any inadvertent or accidental disclosure of Propietary and/or Confidential Information, without in any way limiting the other rights or remedies of the Disclosing Party hereunder, and the Receiving Party shall take all necessary precautions to avoid further dissemination of the information disclosed, as well as corrective precautions to prevent disclosure of any additional Propietary and/or Confidential Information.

      c) The Parties understand and agree that in the event either party breaches or threatens to breach the provisions of this section, such breach or threatened breach would cause irreparable harm to the non-breaching party, and that monetary damages would not be a sufficient remedy and that each Party shall be entitled to specific performance, including, without limitation, injunctive relief, as a remedy for any such breach by the other Party. Such remedy shall not be deemed to be the exclusive remedy for any breach but shall be in addition to all other remedies available at law or equity.

8.    QUALITY AND ACCEPTANCE.

      a) RSA will provide the Deliverables and Services to HiEnergy in accordance with the specifications and timeline established in the SOW.

      b) HiEnergy will review all Deliverables using its own quality assurance procedures, and may reject any Developed Work it reasonably believes does not meet its specifications.

      c) In the event that errors or deficiencies are discovered in the Deliverables, RSA will use its best efforts to provide Error Corrections in an expeditious manner.

      d) Payment by HiEnergy for Deliverables and Services by RSA shall not be deemed to be acceptance by HiEnergy thereof.


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9.    LIMITED WARRANTY.

      a) RSA warrants that the best technical practices, skills, procedures, care and judgment will be employed and that the Developed Work will be completed in the most expeditious and economical manner in satisfaction of the SOW(s).

      b) RSA warrants that it has the right and authority to enter into this Agreement, and that, to the best of RSA's knowledge, (i) the Developed Work will not infringe upon any copyright or other intellectual property interest of any third party and (ii) RSA will take all due and reasonable care to avoid infringing any copyright or other intellectual property interest of any third party.

            ALL WARRANTIES UNDER THIS AGREEMENT SHALL SURVIVE INSPECTION AND ACCEPTANCE, AND PAYMENT AND SHALL RUN TO HIENERGY, ITS AFFILIATES, SUCCESSORS AND ASSIGNS.

10.   ADDITIONAL OBLIGATIONS.

HiEnergy shall supply RSA with all technical and other documents deemed necessary to enable RSA to fulfill its obligations; the failure of which shall not prejudice RSA, nor be the cause of any forfeiture of any consideration due RSA, insofar as (i) said failure was the cause of non-performance of RSA and
(ii) RSA satisfactorily performed its obligations upon reconcile.

11.   TERM AND TERMINATION.

This Agreement shall begin upon execution of both Parties ("Effective Date") through termination in accordance with the terms of this Agreement. Time is of the essence in performance of this Agreement. HiEnergy may terminate this Agreement by thirty (30) days' written (electronic or other means) notice of termination. HiEnergy shall pay RSA for any outstanding consideration owed RSA for all services performed pursuant to the Agreement through the effective date of termination.

12.   DISPUTES BETWEEN THE PARTIES.

      a) The Parties will attempt in good faith to resolve, by negotiation or mediation, any controversy or claim regarding the rights and obligations under this Agreement or its breach. If the Parties are unable to do so, and regardless of the causes of action alleged, the claim will be resolved by arbitration in before a single arbitrator who is knowledgeable in independent contractor software development. Such arbitration will be conducted pursuant to the then current Commercial Rules of the American Arbitration Association and the federal substantive and procedural law of arbitration. The arbitrator's award will be final and binding, and may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award punitive or exemplary damages. Each Party will bear its own attorneys' fees and costs related to the arbitration. Any claim or action must be brought within two years after the cause of action


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      b)    The rights and obligations of this Disputes section herein shall survive expiration, termination, or final payment under this Agreement.

13.   INDEMNITY.

      a) HiEnergy shall defend, indemnify, and hold harmless RSA from and against any liability, suits, claims, losses, damages and judgments filed against RSA made in the United States related to this Agreement, provided that RSA promptly notifies HiEnergy of any and all such claims and provided that HiEnergy is given control over the defense of any and all such claims. The provisions of this Section shall survive the termination of this Agreement.

      b) HiEnergy shall not be responsible for any claims brought against RSA related to actions taken by RSA outside the Agreement.

14.   LIMITATION ON LIABILITY.

      To the extent allowed by applicable law,

            EXCEPT FOR THE EXPRESS LIABILITIES HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS) OR INCIDENTAL DAMAGES, EVEN IF INFORMED OF THEIR POSSIBILITY; AND IN NO EVENT SHALL EITHER PARTY, ITS AGENTS, SUPPLIERS, DISTRIBUTORS, OR RESELLERS, BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY THE OTHER PARTY OR ITS AGENTS.

15.   MISCELLANEOUS.

      a) Any notice under this Agreement shall be in English, in writing, and shall be deemed to be given upon receipt. Notices to HiEnergy shall be delivered to Contracts Manager, HiEnergy Technologies, Inc., 1601-B Alton Parkway, Irvine, CA 92606, USA. Notices to RSA shall be delivered to Greg Johnson, Radiation Safety Academy, 481 N. Frederick Avenue, Ste. 302, Gaithersburg, MD 20877.

      b) This Agreement, including all SOW(s) and WA(s), constitutes the entire understanding of the Parties. This Agreement supersedes and terminates all prior representations, warranties and agreements, written or oral, regarding the subject matter of this Agreement. Any modification to this Agreement must be in a writing and executed by both Parties.

      c) The headings within this Agreement are for convenience only and will not affect the interpretation of this Agreement. If one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such holding will not impair the validity, legality, or enforceability of the remaining provisions.


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      d)    Failure or delay on the part of any party to exercise any right, remedy, power or privilege hereunder will not operate as a waiver. Any waiver must be in writing and signed by the party granting such waiver in order to be effective.

      e) Neither Party shall subcontract or assign this Agreement to any third party without the express written consent of other.

      f) This agreement shall be construed and interpreted according to the laws of the State of California and shall be binding upon the parties hereto, their heirs, successors, assigns, and personal representatives; and references to RSA and to HiEnergy shall include their heirs, successors, assigns, and personal representatives.

IN WITNESS WHEREOF, the parties have duly executed this agreement.

RADIATION SAFETY ACADEMY                       HIENERGY TECHNOLOGIES, INC.


By:  /s/ Ray Johnson                           By:  /s/ Bogdan C. Maglich
   -----------------------------                  -----------------------------
Name:    Ray Johnson                           Name:   Bogdan C. Maglich
Title:   Director                              Title:  Chairman & CEO


Date: February 7, 2006                         Date: Feb. 8, 2006
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